Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCOMPLISHED BIOTECH EXECUTIVE KRISZTINA ZSEBO, PH.D. JOINS BIOCARDIA’S BOARD OF DIRECTORS

SAN CARLOS, Calif. – January 11, 2021 – BioCardia®, Inc. [Nasdaq: BCDA] a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, welcomes Krisztina Zsebo, Ph.D., a 31-year veteran of the biotech industry, to its Board of Directors following her election at BioCardia’s 2020 Annual Meeting of Stockholders in December 2020.

Dr. Zsebo has extensive biotechnology experience in discovery, development, and commercialization, having raised more than $200 million to support operations and having launched breakthrough technologies and products with total annual sales exceeding $3.5 billion. She was an integral member of the Amgen team that first cloned the molecule that would become Neupogen; identified the molecule and led the Amgen research team that developed Stemgen; and led Xenotech, a division of Cell Genysis, which developed Vectibix, a fully human antibody technology for colorectal cancer. In addition to her leadership and development experience, Dr. Zsebo has contributed to 113 biotechnology publications, has been awarded 34 composition, process and method patents, and has 26 patents pending. She earned her Ph.D. in biochemistry from the University of California, Berkeley.

Among her roles on the BioCardia Board of Directors, Dr. Zsebo is expected to serve as Chair of a Science and Technology Committee, with Simon H. Stertzer, M.D. She replaces Fernando L. Fernandez, whose term on BioCardia’s Board of Directors expired at BioCardia’s 2020 Annual Meeting of Stockholders in December. In addition, Richard C. Pfenniger, Jr. stepped down from BioCardia’s Board in January 2021.

“Krisztina’s extensive experience in the industry, ranging from development to operations to commercialization, provides BioCardia with a significant resource as we continue our product development plans. We look forward to the benefit of her contributions to the Board and her unique perspective at this critical juncture,” commented Peter Altman, Ph.D., BioCardia’s President and CEO. “We also wish to thank both Fernando and Richard for their dedication and service to BioCardia’s board and wish them all the best in their future endeavors.”

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular and respiratory disease. CardiAMP autologous and Neurokinin-1 Receptor Positive allogenic cell therapies are the Company’s biotherapeutic platforms in clinical development. The Company's products include the Helix Biotherapeutic Delivery System and its steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix system and clinical support for their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia, and acute myocardial infarction. For more information, visit www.BioCardia.com.

Forward Looking Statements:
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements reflect our view as of the time such statement is made and are not guarantees of future performance or developments. Actual results and events may differ materially from information contained in the forward-looking statements. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

INVESTOR CONTACT:
David McClung, Chief Financial Officer
investors@BioCardia.com
(650) 226-0120

MEDIA CONTACT:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com
(310) 545-6654

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